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                 CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We have issued our report, dated February 9, 1996 (except for Note 17, as to which the date is February 27, 1996 and Note 18, as to which the date is August 16, 1996) accompanying the financial statements of Beverly Bancorporation, Inc. contained in the Registration Statement and Prospectus filed on Form S-1 on August 20, 1996 (Registration No. 333-6651). We consent to the incorporation by reference of the aforementioned report filed in the Registration Statement on Form S-8.




                                       GRANT THORNTON LLP



Chicago, Illinois
September 12, 1996